EXHIBIT 10.11
MARTIN MARIETTA MATERIALS, INC.
OPTION AWARD AGREEMENT
     THIS OPTION AWARD AGREEMENT, made as of _________, between Martin Marietta Materials, Inc., a North Carolina corporation (the “Corporation”), and «Full_Name», «Address», «City_Zip» (the “Employee”).
1. GRANT
     Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Corporation hereby grants the Employee the option to purchase «Options» shares of Martin Marietta Materials, Inc. common stock, $0.01 par value per share (“Stock”) (the option to purchase any one share of stock hereunder is referred to as an “Option”), subject to the terms and conditions contained in this Award Agreement and the Plan, a copy of which is enclosed herewith and made a part hereof with the same effect as if set forth herein. The terms “Option” and “Options” as used in this Award Agreement refer only to the Options awarded to you under this Award Agreement.
2. EXERCISE RIGHTS
     Subject to the Employee’s continued employment with the Corporation on the vesting date for any installment, except as provided in Section 6 herein, the Options granted hereby shall vest and become exercisable in installments as follows:

Number of Shares
Exercise Date	First Exercisable (Vesting Date)
_________	«_________»
_________	«_________»
_________	«_________»
_________	«_________»
Notwithstanding the foregoing, upon the occurrence of a change in control of the Corporation as set forth in Section 11 hereof, these Options shall become fully vested and exercisable without limitation.
3. TRANSFERABLE ONLY UPON DEATH
     These Options shall not be assignable or transferable by the Employee except by will or the laws of descent and distribution and shall be exercisable during the Employee’s lifetime only by such Employee or, if legally incapacitated, by his or her guardian or authorized representative.

4. OPTION PRICE
     The per share exercise price of the Options granted hereunder is $_________, subject to adjustment under the Plan. The exercise price must be paid in cash or its equivalent.
5. TERM
     Once an Option becomes exercisable pursuant to Section 2 herein, subject to early expiration upon termination of employment as set forth in Section 6 below, it shall remain exercisable until, but not including, _________ (the “Expiration Date”). Any portion of this Option that is not exercised prior to the Expiration Date shall be automatically canceled on the Expiration Date.
6. TERMINATION, RETIREMENT, DISABILITY OR DEATH
(a)	Termination

      If the Employee’s employment with the Corporation is terminated for any reason other than Early Retirement, Normal Retirement, Disability (each, as defined below) or death, whether by the Employee or by the Corporation, and in the latter case whether with or without cause, then (i) Options which are not vested on the effective date of such termination shall expire upon such termination and (ii) those Options which are vested on the effective date of such termination shall expire ninety (90) calendar days thereafter.

(b)	Early Retirement

     If the Employee retires from the Corporation prior to reaching age 62 but on or after reaching age 55 under circumstances that qualify for early retirement in accordance with the terms of the Martin Marietta Materials, Inc. Pension Plan (“Early Retirement”), then (i) Options which are not vested on the effective date of such Early Retirement shall expire upon such termination and (ii) those Options which are vested on the effective date of such Early Retirement shall expire ninety (90) calendar days thereafter; provided, however, that, the Management Development and Compensation Committee of the Board of Directors of the Corporation (the “Committee”) or (for persons not subject to Section 16 of the Securities Exchange Act of 1934, as amended) the Board of Directors or the Chief Executive Officer may, in its or his sole discretion, as applicable, determine to treat such Early Retirement as a Normal Retirement hereunder, in which case all outstanding Options shall remain outstanding until the Expiration Date, unaffected by such Early Retirement, and any such unvested Options shall continue to vest pursuant to the terms herein; provided, however, that any such determination to treat Early Retirement as a Normal Retirement hereunder shall be made only after consideration of the implications of such determination under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

(c)	Normal Retirement or Disability

     If the Employee retires from the Corporation after reaching age 62 under circumstances that qualify for normal retirement in accordance with the terms of the Martin Marietta Materials, Inc. Pension Plan (“Normal Retirement”) or ceases active employment with the Corporation as the result of a disability under circumstances entitling the Employee to the commencement of benefits under a long-term disability plan maintained by the Corporation (a “Disability”), then all outstanding Options shall remain outstanding until the Expiration Date, unaffected by such Normal Retirement or Disability and any such unvested Options shall continue to vest pursuant to the terms herein.

(d)	Death

     If the Employee dies, without regard to whether the Employee was at the time of death still in the employ of the Corporation, then all outstanding unvested Options shall immediately become fully vested and exercisable. Following the death of the Employee, all outstanding Options shall expire one (1) year following the date of the Employee’s death. In such event, the Options may be exercised by the authorized representative of the Employee’s estate.

7. LIMITATIONS ON EXERCISE
     Notwithstanding any other provisions herein, no Option may be exercised under any circumstances on or after the Expiration Date. In addition, the Options granted hereunder must be exercised in increments of 100 unless fewer than 100 Options remain exercisable in this specific option grant.
8. MANNER OF EXERCISE
     These Options may be exercised, in whole or in part, by delivery of a written notice of exercise to the Corporation, in a form satisfactory to the Committee, specifying the number of shares as to which the Options are being exercised, subject to the limitation in Section 7 hereof. Full payment of the exercise price for the Options that are being exercised must accompany the notice of exercise. Payment accompanying the notice of exercise must be made in cash or its equivalent (including personal check).
9. EMPLOYEE’S REPRESENTATION
     The Employee acknowledges that the obligation of the Corporation to deliver Stock or otherwise consummate the exercise of any Option upon the delivery of a written notice of exercise is subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions herein to the contrary, the Corporation shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to the exercise of any Option hereunder unless such shares have been properly registered for sale pursuant to the Securities Exchange Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission or unless the Corporation has received the advice of counsel, satisfactory to the Corporation, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold hereunder. If the shares of Stock offered for sale or sold hereunder are offered or sold pursuant to an exemption from registration under the Securities Act, the Corporation may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Employee or other person exercising these Options may be required to make such representations, enter into such agreements and undertakings, including but not limited to execution of stock powers, and furnish such information and other documents as the Corporation may consider appropriate and in compliance with applicable law.
10. TAX WITHHOLDING
     At the time of exercise, the Corporation will withhold applicable taxes as required by law. The Employee must pay the withholding tax in cash at the time of exercise, or, subject to the continuing approval of the Committee, may elect to have shares applied to satisfy the withholding obligation. If the Employee is an Insider, the Employee’s ability to elect to satisfy his/her withholding obligations by applying shares may be limited by the federal securities laws. To the extent that cash is not timely tendered, the Employee will be deemed to have elected to pay the withholding tax in Stock. If the Employee is an Insider, in situations where the federal securities laws limit the Employee’s ability to elect such treatment, having such treatment deemed to occur may have adverse consequences. Stock tendered in satisfaction of the withholding obligation will be valued at the Fair Market Value determined by the closing price as of the most recent closing prior to exercise as such closing price is reported in the Wall Street Journal. Withholding will be at the minimum rate prescribed by law; therefore, the Employee may owe additional taxes as a result of the exercise of an Option. An Employee who is paying the withholding tax in cash may pay the withholding at greater than the minimum rate. An Employee who elects to have shares applied to satisfy the withholding obligation may not request tax to be withheld at greater than the minimum rate.
11. CHANGE IN CONTROL
     In the event of a change in control of the Corporation, as defined in Section 11 of the Plan, then the vesting date of all outstanding Options shall be accelerated so as to cause all outstanding Options to be exercisable.

12. AMENDMENT AND TERMINATION OF PLAN OR AWARDS
     As provided in Section 8 of the Plan, subject to certain limitations contained within Section 8, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan. Notwithstanding Section 8 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall, except with your express written consent, adversely affect any Option granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Agreement or the Options hereunder to comply with Section 409A (including the distribution requirements thereunder) or be exempt from Section 409A or the tax penalty under Section 409A(a)(1)(B).
13. EXECUTION OF AWARD AGREEMENT
     No Option granted under this Award Agreement is exercisable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by this Corporation and the Employee. By executing this Award Agreement, the Employee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.
14. MISCELLANEOUS
(a)
For the purpose of calculating the expiration date of Options granted under this Award Agreement, all Options will be deemed to expire at 4:30 p.m. Eastern Time on the day of expiration. Further, if the day an Option would otherwise expire is not a business day then such Options will be deemed to expire at 4:30 p.m. Eastern Time on the next succeeding business day. For this purpose, the term business day shall be deemed to mean a day upon which the Corporation is conducting business.

(b)
If the Employee is on an approved on leave of absence, he or she will be considered as still in the employ of the Corporation unless otherwise provided in an agreement between the Employee and the Corporation.

(c)
Nothing contained in this Award Agreement or in any Option granted hereunder shall confer upon the Employee any right of continued employment by the Corporation, expressed or implied, nor limit in any way the right of the Corporation to terminate the Employee’s employment at any time.

(d)
The Employee or the person or persons to whom the Employee’s rights under this Option shall have passed by will or by the laws of descent and distribution, as the case may be, shall have no rights as a shareholder with respect to any securities covered by this Award Agreement until the date the Employee becomes the holder of record.

(e)
Except as provided under Section 6(d) herein or as otherwise provided or allowed in the Plan, neither these Options nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

15. NOTICES
     Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States overnight mail, postage prepaid, addressed as follows:
     If to the Employee, to the address set forth in the first paragraph in this Award Agreement.
     If to the Corporation, to:
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
Attn: Corporate Secretary
or to such other address or such other person as the Employee or the Corporation shall designate in writing in accordance with this Section 15, except that notices regarding changes in notices shall be effective only upon receipt.
16. GOVERNING LAW
     This Award Agreement shall be governed by the laws of the State of North Carolina.
     IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

Martin Marietta Materials, Inc.

By:

Corporate Secretary

Employee

Employee’s Signature